EXHIBIT 10.1

AMENDMENT NO. 1
TO
FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
June 26, 2013
This Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of June 26, 2013, by Ashford OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”) and Ashford OP Limited Partner LLC, a Delaware limited liability company, as a limited partner of the Partnership holding 78.2479% of the Common Percentage Interests of the Limited Partners of the Partnership (“Ashford OP Limited Partner”), pursuant to the authority granted in Section 11.1(e) of the Fourth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of February 27, 2013 (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
WHEREAS, on June 13, 2013, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”) adopted resolutions authorizing a spin-off transaction with respect to eight of the Company’s hotels into a newly formed entity to be called Ashford Hospitality Prime, Inc. (“Ashford Prime”) and its newly formed operating partnership to be called Ashford Hospitality Prime Limited Partnership, as more specifically described in the transaction steps set forth in an exhibit to the June 13, 2013 resolutions (the “Transaction Steps”);
WHEREAS, the Transaction Steps contemplated a potential equity raise and the issuance of REIT Shares by the Company to capitalize Ashford Prime upon the completion of the spin-off, and Section 4.3(c) of the Partnership Agreement provides that “In connection with any and all issuance of REIT Shares, the Company, directly or through one or more Affiliates, shall contribute all of the proceeds raised in connection with such issuance to the Partnership as Capital Contributions . . . .”
WHEREAS, the Board, in the June 13, 2013 resolutions, authorized, empowered and directed the Company to amend the Partnership Agreement to allow the retention of the proceeds of any equity offering by the Company for purposes of effecting the spin-off transaction, rather than requiring that the proceeds of such offering be contributed to the Partnership as set forth in Section 4.3(c) of the Partnership Agreement;
WHEREAS, on June 19, 2013, the Board authorized an equity raise by the Company for the purpose of effecting the planned spin-off of Ashford Prime and the issuance of REIT Common Shares in connection with such equity raise, with such REIT Common Shares being issued effective as of the date hereof;

WHEREAS, the General Partner, together with Ashford OP Limited Partner, as the holder of 78.2479% of the Common Percentage Interests of the Limited Partners of the Partnership, , as directed by the Board, have determined that, in connection with the issuance of the REIT Common Shares by the Company on the date hereof, it is necessary and desirable to amend the Partnership Agreement to allow the retention of the proceeds of the June 26, 2013 equity offering by the Company rather than contributing such proceeds to the Partnership;
WHEREAS, Section 11.1(e) of the Partnership Agreement provides that such an amendment requires the approval of the General Partner and Limited Partners holding more than 50% of the Common Percentage Interests of the Limited Partners.
NOW, THEREFORE, in consideration of the mutual covenants between the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner and Ashford OP Limited Partner hereby amend the Partnership Agreement as follows:
1.The Partnership Agreement is hereby amended to add the following sentence to the end of Section 4.3(c):
Notwithstanding the foregoing and Section 4.3(b), the Company shall not be required to contribute the proceeds raised in connection with the issuance of REIT Shares on June 26, 2013, directly or through one or more Affiliates, to the Partnership as a Capital Contribution provided such funds are used to effect the planned spin-off of Ashford Prime; and, provided further, that upon a determination, if any, by the Company not to effect the planned spin-off of Ashford Prime, the Company shall contribute such proceeds as provided in Section 4.3(b) and Section 4.3(c).
2.    Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner and Ashford OP Limited Partner hereby ratify and confirm.
3.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
4.    If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.
ASHFORD OP GENERAL PARTNER LLC, a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership
By:     /s/ DAVID A. BROOKS
    David A. Brooks, Vice President

ASHFORD OP LIMITED PARTNER LLC, a Delaware limited liability company, as a Limited Partner of Ashford Hospitality Limited Partnership, holding 78.2479% of the Common Percentage Interests of the Limited Partners of the Partnership
By:     /s/ DAVID A. BROOKS
    David A. Brooks, Chief Operating Officer

The undersigned has executed this Amendment, not as a Partner of the Partnership, but to agree to the provisions of this Amendment imposing obligations on, or granting rights to, the Company.

ASHFORD HOSPITALITY TRUST, INC, a Maryland corporation
By:     /s/ DAVID A. BROOKS
    David A. Brooks, Chief Operating Officer